Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of May 11, 2016, by and between Oncobiologics, Inc., a Delaware corporation (the “Company”), and Sabby Healthcare Master Fund Ltd., a Cayman Islands exempted corporation (“Purchaser”).

Recitals

A.          The Company is planning to offer and sell units of the Company (the “Units”), each Unit consisting of one share of common stock, par value $0.01 per share (the “Common Stock”), of the Company, one-half of a Series A warrant to purchase one share of Common Stock (collectively, the “Series A Warrants”) and one-half of a Series B warrant to purchase one share of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) in an underwritten initial public offering (the “IPO”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-209011) (the “Registration Statement”) and an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Jefferies LLC, and Barclays Capital Inc., as representatives of the several underwriters listed therein (together, the “Underwriters”).

B.          The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (codified at 15 U.S.C. Sec. 77a et seq., and hereinafter the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

Article 1
DEFINITIONS

1.1         Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Closing Date” means the third (3rd) trading day after the trading day on which the Underwriting Agreement has been executed and delivered by all parties thereto.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

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“Company’s Knowledge” means the knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry, assuming the diligent exercise of such officers’ duties.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the Registration Statement pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Preliminary Prospectus” means the most recent preliminary prospectus included in the Registration Statement at the time of effectiveness of the Registration Statement.

“Prospectus” means the final prospectus filed by the Company pursuant to Rule 424 under the Securities Act relating to the IPO.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Trading Day” means any day on which the NASDAQ Global Market or the principal securities exchange upon which the Common Stock is listed is open for trading.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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Article 2
PURCHASE AND SALE

2.1         Closing.

(a)          Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, such number of shares of Common Stock (the “Shares”) equal to the quotient resulting from dividing (i) $5,000,000 (the “Subscription Amount”) by (ii) the public offering price of one Unit in the IPO (the “Per Share Purchase Price”), with any fraction of a share rounded down to the nearest whole share. For each Share purchased by Purchaser, the Company shall issue to Purchaser one-half of a Series A Warrant and one-half of a Series B Warrant; provided that such Warrants will not be exercisable until the date (the “Exercise Date”) that is the earlier of (x) the date the Resale Registration Statement referenced in Section 2.2(c) is declared effective and (y) the date that is six (6) months from Closing Date, and the term of such Warrants shall be extended accordingly (i.e., 9 months from the Exercise Date for the Series A Warrants and 24 months from the Exercise Date for the Series B Warrants). The Shares, the Warrants and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) purchased by Purchaser shall be referred to collectively as the “Securities.”

(b)          Closing. The purchase and sale of the Securities shall be contingent on and take place concurrently with the closing of the IPO and remotely via the exchange of documents and signatures or at such other time and place as the parties may mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(c)          IRA Joinder. In connection with the Closing, if Purchaser is not already a party, Purchaser shall deliver to the Company a signed counterpart signature page to the Investor Rights Agreement, dated as of March 10, 2014, as amended to date (the “Rights Agreement”), by and between the Company and the investors party thereto, in the form prepared by Company.

2.2         Registration Rights.

(a)          Timing. The Company agrees to file a registration statement covering the offer and re-sale of the Securities (the “Resale Registration Statement”) within 45 days after the Closing (the “Filing Date”) and that the Resale Registration Statement shall be declared effective by the Commission within 75 days after the Closing, if there is no review of the Resale Registration Statement by the Commission, or 105 days after Closing, if there is a Commission review (the applicable date, the “Effectiveness Date”). The Company shall not be required to maintain the effectiveness of the Resale Registration Statement if (a) the Securities have been disposed of by Purchaser in accordance with such effective Resale Registration Statement, (b) such Securities have been previously sold in accordance with Rule 144, or (c) such Securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such Securities were issued or are issuable, were at no time held by any affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

(b)          Liquidated Damages. If: (i) the Resale Registration Statement is not filed on or prior to the Filing Date (if the Company files the Resale Registration Statement

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without affording the Holders the opportunity to review and comment on the same as required by Section 2.2(c) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of the Resale Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Resale Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of the Resale Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Resale Registration Statement within 10 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Resale Registration Statement to be declared effective, or (iv) the Resale Registration Statement registering for resale all of the Securities is not declared effective by the Commission by the Effectiveness Date of the Resale Registration Statement, or (v) after the effective date of the Resale Registration Statement, such Resale Registration Statement ceases for any reason to remain continuously effective as to all Securities included in the Resale Registration Statement, or Purchaser is otherwise not permitted to utilize the prospectus therein to resell such Securities, for more than ten (10) consecutive Trading Days or more than an aggregate of fifteen (15) Trading Days (which need not be consecutive Trading Days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) Trading Day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) Trading Day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights Purchaser may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate Subscription Amount paid by Purchaser pursuant to this Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(c)          Right to Review. Not less than five (5) Trading Days prior to the filing of the Resale Registration Statement and not less than one (1) Trading Day prior to the filing of any related prospectus or any amendment or supplement thereto, the Company shall (i) furnish to Purchaser copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of Purchaser, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to Purchaser, to conduct a reasonable investigation within the meaning of the Securities Act.

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(d)          Miscellaneous. Sections 2.5 (Furnish Information), 2.7 (Delay of Registration), 2.8 (Indemnification) and 2.9 (Reports Under Exchange Act) of the Rights Agreement are incorporated herein by reference and are deemed a part of this Agreement.

2.3         Delivery. At the Closing, upon payment of the Subscription Amount by wire transfer to a bank account designated by the Company or by such other methods as may be designated by the Company in writing to Purchaser no later than three (3) business days before the Closing, the Company shall deliver to Purchaser evidence of the issuance of the Securities to Purchaser.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to Purchaser that:

(a)          Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted and to enter into the Transaction Documents to which it is a party. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b)          Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Documents, and to issue the Securities at the Closing, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Securities has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)          Valid Issuance of Shares.

(i)          The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by

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Purchaser. The Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to equitable principles of general applicability. Assuming the accuracy of the representations of Purchaser in Section 3.2 and subject to the filings described in Section 3.1(d), the Securities will be issued in compliance with all applicable federal and state securities laws.

(ii)         As of the Closing Date, the Securities that are being purchased by Purchaser hereunder will conform to the description of the Common Stock and the Warrants contained in the Prospectus. As of the Closing Date, the statements set forth in the Prospectus under the caption “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Securities, are accurate, complete and fair in all material respects.

(iii)        No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of Regulation D (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except as disclosed to Purchaser.

(d)          Governmental Consents and Filings. Assuming the accuracy of the representations made by Purchaser in Section 3.2, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D and applicable state securities laws, which have been made or will be made in a timely manner.

(e)          Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its certificate of incorporation or bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any Material Contract, or (v) to the Company’s Knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which statute, rule or regulation would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

(f)           Registration Statement and Prospectus. The Registration Statement as of the date when it is declared effective by the Commission will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Preliminary Prospectus as of the date

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hereof does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Prospectus, as of its date and as of the date of the closing of the IPO, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(g)          Brokers and Finders. Except as disclosed in the Registration Statement, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(h)          Rights Agreement. Attached as an exhibit to the Registration Statement is a complete and accurate copy of the Rights Agreement.

(i)           FINRA. The Securities being offered and sold pursuant to this Agreement are not covered by the definition of “New issue” pursuant to FINRA Rule 5130. The Company acknowledges that Purchaser is a “Restricted person” as defined in Rule 5130 and Purchaser is relying on the Company’s representation as part of making its investment decision.

3.2         Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Company as follows:

(a)          Authorization. Purchaser has requisite corporate power and authority to enter into the Transaction Documents to which it is a party. The Transaction Documents, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or any other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)          Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which, by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Securities to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to any of the Securities.

(c)          Disclosure of Information. Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the

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offering of the Securities with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.1 or the right of Purchaser to rely thereon.

(d)          Restricted Securities. Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. Purchaser acknowledges that the Company filed the Registration Statement in connection with the IPO. Purchaser understands that this transaction is not intended to be part of the IPO, and that Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to the Securities and the transaction contemplated hereunder.

(e)          Legends. Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may be notated with one or all of the following legends:

(i)          “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT OF 1933.”

(ii)         Any legend set forth in, or required by, the other Transaction Documents.

(iii)        Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

(f)           Accredited Investor. Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D.

(g)          “Bad Actor” Status. Purchaser is not a “bad actor” within the meaning of Rule 506(d) of Regulation D.

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(h)          No General Solicitation. Neither Purchaser, nor any of its officers, directors, employees or agents, has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement, in each case, in connection with the offer and sale of the Securities.

(i)           Access to Information. Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Registration Statement and the Company’s representations and warranties contained in the Transaction Documents.

(j)           Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.

Article 4
CONDITIONS PRECEDENT TO CLOSING

4.1         Conditions Precedent to the Obligations of Purchaser to Purchase Securities at the Closing. The obligation of Purchaser to acquire Securities at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser in writing:

(a)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except for such representations and warranties that speak as of a specific date.

(b)          Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale of the Securities described herein.

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(c)          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (i) the filing pursuant to Regulation D and (ii) the filings required by applicable state “blue sky” securities laws, rules and regulations.

(d)          IPO Units. The Underwriters shall have purchased, concurrent with the purchase of the Securities by Purchaser hereunder, the Firm Units (as defined in the Underwriting Agreement) at the purchase price per unit set forth in the Underwriting Agreement.

(e)          Qualified IPO. The IPO shall have satisfied the requirements of a “Qualified IPO” as defined in the Rights Agreement, and in connection with which the Common Stock shall have been listed on the NASDAQ Global Market.

(f)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

4.2         Conditions Precedent to the Obligations of the Company to Sell Securities at the Closing. The Company’s obligation to sell and issue the Securities to Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company in writing:

(a)          Representations and Warranties. The representations and warranties made by Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date.

(b)          IPO Units. The Underwriters shall have purchased, concurrent with the purchase of the Securities by Purchaser hereunder, the Firm Units (as defined in the Underwriting Agreement) at the purchase price per unit set forth in the Underwriting Agreement.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

Article 5
COVENANTS

5.1         Legend Removal. Certificates evidencing the Shares or Warrant Shares shall not contain any legend (including the legend set forth in Section 3.2(e) hereof), (i) while the Resale Registration Statement is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and

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without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent of Common Stock (the “Transfer Agent”) if required by the transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective Resale Registration Statement to cover the resale of the Warrant Shares, or if such Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the effective date of the Resale Registration Statement or at such time as such legend is no longer required under this Section 5.1, it will, no later than three Trading Days following the delivery by Purchaser to the Company or the transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.1. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to Purchaser by crediting the account of Purchaser’s prime broker with the Depository Trust Company System as directed by Purchaser.

In addition to Purchaser’s other available remedies, the Company shall pay to Purchaser, in cash, the greater of (i) as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (A) issue and deliver (or cause to be delivered) to Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by Purchaser that is free from all restrictive and other legends or (B) if after the Legend Removal Date Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of Purchaser’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other reasonable out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant Shares that the Company was required to deliver to Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by Purchaser to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

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5.2         Furnishing Information; Public Information. Until the earliest of the time that (i) Purchaser owns no Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 and the Resale Registration Statement is no longer effective, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for Purchaser to transfer the Shares and Warrant Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 5.2 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit Purchaser’s right to pursue actual damages for the Public Information Failure, and Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5.3         Non-Public Information. The Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.4         Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares pursuant to any exercise of the Warrants.

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5.5         Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing of the Common Stock on the NASDAQ Global Market or other national securities exchange (the “Trading Market”) on which it will be listed upon the Closing, and concurrently with the Closing, the Company shall, if required, apply to list all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Article 6
MISCELLANEOUS

6.1         Removal of Legends. It is understood and agreed by the Company that the restrictive legends and stop transfer instructions described in Section 3.2(e) will be removed at the time the Securities purchased hereunder are registered under the Securities Act and sold pursuant to such registration, or are sold or to be sold under Rule 144 under the Securities Act, or otherwise with a transfer pursuant to an exemption from registration under the Securities Act.

6.2         Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the written consent of the Company and Purchaser, (ii) the withdrawal by the Company of the Registration Statement, (iii) following the execution of the Underwriting Agreement, the termination of such Underwriting Agreement in accordance with its terms, or (iv) 11:59 P.M. (Eastern Time) on May 15, 2016 (the “Cutoff Time”), if the Registration Statement has not been declared effective by the Commission by the Cutoff Time.

6.3         Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the complete understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior understandings and writings relating to the subject matter hereof and thereof, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4         Notices. All notices, instructions and other communications required or permitted hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth below and shall be (i) delivered personally, (ii) sent via a reputable nationwide overnight courier service, or (iii) sent by facsimile transmission, with a confirmation

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copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand and two (2) business days after it is sent via a reputable nationwide overnight courier service. Either party may change its address by giving notice to the other party in the manner provided above.

To the Company:	Oncobiologics, Inc. 7 Clarke Drive Cranbury, NJ 08512 Attention: President and Chief Executive Officer Fax: (609) 228-4330
With a copy to:	Cooley LLP 1114 Avenue of the Americas New York, NY 10036 Attention: Yvan-Claude Pierre Fax: (212) 479-6275
To Purchaser:	Sabby Healthcare Master Fund Ltd. 10 Mountainview Road, Suite 205 Upper Saddle River, NJ 07458 Attention: Robert Grundstein
With a copy to:	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Attention: Robert Charron Fax: (212) 401-4741

6.5         Amendment and Waiver. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Company and Purchaser.

6.6         Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.8         Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.9         Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. In addition, this Agreement may be executed by facsimile or “PDF” and such facsimile or “PDF” signature shall be deemed to be an original.

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6.10       Severability. Should one or more provisions of this Agreement be or become invalid, then the parties hereto will attempt to agree upon valid provisions in substitution for the invalid provisions, which in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the parties would have accepted this Agreement with those new provisions. If the parties are unable to agree on such valid provisions, the invalidity of such one or more provisions of this Agreement will not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it may be reasonably presumed that the parties would not have entered into this Agreement without the invalid provisions.

6.11       Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.12       Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or waiver of or acquiescence in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the organizational documents of the Company or otherwise afforded to any party, shall be cumulative and not alternative.

6.13       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents. Each of the parties acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, such non-breaching party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security). Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (i) any defenses in any action for an injunction, specific performance or other equitable relief, including the defense that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity, and (ii) any requirement under law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

6.14       Indemnification; Limitations on Liability. The Company shall indemnify, defend and hold Purchaser harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (i) all of the

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representations and warranties of the Company in Section 3.1 had been true and correct pursuant to the terms of this Agreement when made and at the time of the Closing, as applicable, and (ii) all of the covenants and agreements of the Company in this Agreement had been duly and timely complied with and performed; provided, however, that the aggregate liability of the Company to Purchaser under this Section 6.14 shall not exceed the amount paid by Purchaser pursuant to Section 2.2(a); and provided, further, however, that the representations and warranties set forth in Section 3.1(f) shall survive the Closing until the first anniversary of the Closing Date, whereupon they shall expire and any claim for liabilities, losses or damages arising out of or relating to a breach of the representations and warranties set forth in Section 3.1(f) must be brought prior to the first anniversary of the Closing Date.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

ONCOBIOLOGICS, INC.

By:	/s/ Pankaj Mohan, Ph.D.
Name:	Pankaj Mohan, Ph.D.
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

Sabby Healthcare Master Fund Ltd.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager